UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2006

Sara Lee Corporation

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three First National Plaza, Chicago, Illinois 60602-4260

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 726-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Earlier today, Sara Lee issued a press release announcing its financial results for the second quarter of fiscal year 2006. From time to time, Sara Lee intends to provide the additional information contained on the attached Exhibit 99.1, which information supplements the financial information that was contained in the press release issued earlier today. The information on Exhibit 99.1 relates to the following: In fiscal 2005, Sara Lee announced a transformation plan to improve the corporation’s performance and better position Sara Lee for long-term growth. The transformation plan will result in a number of significant charges and gains which will impact operating results over a number of years. The tables contained in Exhibit 99.1 summarize the significant items in Sara Lee’s transformation plan that impacted income from continuing operations and net income of the corporation in the second quarter and first six months of fiscal 2006 and 2005.

The information disclosed in this Current Report, including Exhibit 99.1 which is incorporated herein by this reference hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1	Additional information regarding significant items in Sara Lee’s transformation plan that impacted income from continuing operations and net income in the second quarter and first six months of fiscal 2006 and 2005.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2006

SARA LEE CORPORATION (Registrant)

By:	/s/ Wayne R. Szypulski
Senior Vice President and Controller (Principal Accounting Officer)